EXHIBIT 99.1

PERFORMANCE SPORTS GROUP PROVIDES UPDATE REGARDING APPLICATION FOR MANAGEMENT CEASE TRADE ORDER IN CANADA

EXETER, NH – October 20, 2016 – Performance Sports Group Ltd. (NYSE:PSG) (TSX:PSG) (“Performance Sports Group” or the “Company”), announced that the Ontario Securities Commission has issued a previously applied for management cease trade order.

As previously announced, the Company applied for the management cease trade order in connection with the ongoing delay in the filing of the Company’s Annual Report on Form 10-K, including its annual audited financial statements for the fiscal year ended May 31, 2016 and the related management’s discussion and analysis (the “Annual Filings”). The management cease trade order was issued under National Policy 12-203 – Management Cease Trade Orders (“NP 12-203”) and restricts the trading in securities of the Company by certain senior members of management of the Company who are subject to the order.

The order does not affect the ability of other shareholders to trade in the securities of the Company.

About Performance Sports Group Ltd.
Performance Sports Group Ltd. (NYSE: PSG) (TSX: PSG) is a leading developer and manufacturer of ice hockey, roller hockey, lacrosse, baseball and softball sports equipment, as well as related apparel and soccer apparel. The Company is the global leader in hockey with the strongest and most recognized brand, and is a leader in North America in baseball and softball. Its products are marketed under the BAUER, MISSION, MAVERIK, CASCADE, INARIA, COMBAT and EASTON brand names and are distributed by sales representatives and independent distributors throughout the world. In addition, the Company distributes its hockey products through its Burlington, Massachusetts and Bloomington, Minnesota Own The Moment Hockey Experience retail stores. Performance Sports Group is a member of the Russell 2000 and 3000 Indexes. For more information on the Company, please visit www.PerformanceSportsGroup.com.

Caution Regarding Forward-Looking Statements
This press release includes forward-looking statements within the meaning of applicable securities laws including with respect to, among other things, the filing of the Annual Filings and the ability of other shareholders to trade in the securities of the Company. The words “may,” “will,” “would,” “should,” “could,” “expects,” “plans,” “intends,” “trends,” “indications,” “anticipates,” “believes,” “estimates,” “predicts,” “likely” or “potential” or the negative or other variations of these words or other comparable words or phrases, are intended to identify forward-looking statements.

Forward-looking statements, by their nature, are based on assumptions, which, although considered reasonable by the Company at the time of preparation, may prove to be incorrect, and are subject to important risks and uncertainties. There can be no assurances of the timing of the filing of the Annual Filings, the results of the internal investigation being conducted by the audit committee of the board of directors (the “Board”) of the Company in connection with the finalization of the Company’s Annual Filings and the related certification process of the Company’s annual audited financial statements for the fiscal year ended May 31, 2016 (the “Audit Committee Investigation”), the outcome of the review and evaluation of strategic alternatives by the special committee of the Board or the outcome of ongoing discussions with the Company’s lenders and applicable securities regulatory authorities.

Many factors could cause the Company’s actual results to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the Company’s ability to manage its liquidity position, borrow under its revolving credit facility and to continue operating its business and serving its customers in the ordinary course, the results of the Audit Committee Investigation, an order being issued ceasing trading in the Company’s securities, and the factors identified in the “Risk Factors” sections of the Company’s annual report on Form 10-K dated August 26, 2015 and quarterly report on Form 10-Q dated April 14, 2016, which are available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, and on the Company’s website at www.performancesportsgroup.com.

Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not intend and undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Steve Jones
Sr. Director, Corporate Communications
Tel 1-603-430-2111
media@performancesportsgroup.com

Investor Relations:
Liolios Group Inc.
Cody Slach
Tel 1-949-574-3860
PSG@liolios.com